Exhibit 10.04

LEAPFROG ENTERPRISES, INC.

EXECUTIVE MANAGEMENT SEVERANCE

AND CHANGE IN CONTROL BENEFIT PLAN

ADOPTED OCTOBER 30, 2007

AMENDED SEPTEMBER 29, 2010

Section 1. INTRODUCTION.

The LeapFrog Enterprises, Inc. Executive Management Severance and Change in Control Benefit Plan (the “Plan”) was established effective October 30, 2007. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible executive management employees of LeapFrog Enterprises, Inc. (the “Company”) and its subsidiaries (the “Subsidiaries”, referred to collectively with the Company as “LeapFrog”) in the event that such employees are subject to qualifying employment terminations. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by LeapFrog, other than (i) the LeapFrog Enterprises, Inc. Senior Management Severance and Change in Control Benefit Plan, and (ii) an individually negotiated agreement relating to severance or change in control benefits that is in effect on an employee’s termination date, in which case such employee’s severance benefit, if any, shall be governed by the terms of such individually negotiated agreement and shall be governed by this Plan only to the extent that the Plan Administrator, in its sole discretion, so determines on a case by case basis, pursuant to Section 3(a) below. This Plan document also is the Summary Plan Description for the Plan.

Section 2. DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Base Salary” means the Eligible Employee’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation).

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means any of the following has occurred, as reasonably determined by the Company in good faith:

(i) the Eligible Employee is indicted for or convicted of any felony or crime involving moral turpitude or dishonesty;

(ii) the Eligible Employee participates in any fraud against LeapFrog;

(iii) the Eligible Employee materially breaches any material provision of a written agreement with LeapFrog (including, without limitation, the Proprietary Information

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and Inventions Agreement) or of a written policy of LeapFrog, provided that, if such breach is reasonably susceptible of cure, the Eligible Employee fails to cure such breach within a reasonable period of time (to be determined by the Company in its sole discretion) after receiving notice of such breach from the Company;

(iv) the Eligible Employee engages in conduct that demonstrates unfitness to serve; or

(v) the Eligible Employee breaches his or her duties to Leapfrog, including, without limitation, persistent unsatisfactory performance of job duties;

An Eligible Employee’s disability or death shall not constitute Cause for purposes of the Plan.

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person (as defined in the Company’s 2002 Equity Incentive Plan) (other than Larry Ellison, Michael Milken, Lowell Milken, or any combination of the foregoing), becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company; or

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means LeapFrog Enterprises, Inc. or, following a Change in Control, the surviving entity resulting from such event.

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(g) “Covered Termination” means (i) a termination by LeapFrog without Cause or (ii) a Good Reason Resignation by the Eligible Employee.

(h) “Eligible Employee” means an executive management employee of LeapFrog who is designated in writing by the Company as an Eligible Employee entitled to benefits under this Plan upon a Covered Termination; provided, however, that the Chief Executive Officer of the Company shall not be eligible to participate in the Plan unless specifically authorized by the Board or an authorized committee thereof.

(i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(j) “Good Reason Resignation” means a voluntary termination of employment by an Eligible Employee within sixty (60) days after the occurrence of one of the following events without the Eligible Employee’s consent:

(i) a material diminution in the Eligible Employee’s authority, duties, or responsibilities;

(ii) a reduction in the Eligible Employee’s Base Salary in an amount greater than ten percent (10%) of the Eligible Employee’s Base Salary prior to such reduction, unless the Base Salary of other similarly-situated employees of LeapFrog is reduced by at least the same percentage;

(iii) a change in the geographic location of the Eligible Employee’s workplace by more than fifty (50) miles from its previous location; or

(iv) a material breach by LeapFrog of the agreement under which the Eligible Employee is employed.

Prior to any Good Reason Resignation, the Eligible Employee must provide written notice to the Company of the existence of the Good Reason event within thirty (30) days following the initial existence of the event, and the Company shall have a period of thirty (30) days following such notice to cure the event. If the event is cured within such time period, the Eligible Employee shall not be entitled to terminate his or her employment pursuant to a Good Reason Resignation.

Section 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to Section 3(b), the Company will provide the severance benefits described in Section 4 to Eligible Employees whose employment has terminated pursuant to a Covered Termination. Notwithstanding the foregoing, the severance benefits, if any, under the Plan of an Eligible Employee who has an individually negotiated agreement relating to severance or change in control benefits that is in effect on such Eligible Employee’s termination date shall be determined by the Plan Administrator, in its sole discretion, on a case by case basis, such that a determination in the case of one Eligible Employee shall have no bearing on the determination in the case of another Eligible Employee, even if similarly situated, and such determination may involve (i) the application of the

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severance benefits set forth in Section 4 with an offset reflecting the value of benefits under such individually negotiated agreement, (ii) the disqualification of the Eligible Employee from any severance benefits under the Plan, or (iii) such other benefits as the Plan Administrator, in its sole discretion, may determine.

(b) Exceptions to Benefit Entitlement. An employee, whether or not otherwise an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan, as applicable) in the following circumstances, as determined by the Company in its sole discretion:

(i) The employee’s employment is terminated by LeapFrog for Cause.

(ii) The employee voluntarily terminates employment with LeapFrog and such termination does not constitute a Good Reason Resignation. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled return date.

(iii) The employee voluntarily terminates employment with LeapFrog in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.

(iv) The employee is offered immediate reemployment by a successor to LeapFrog or by a purchaser of any of its assets, as the case may be, following a change in ownership of the Company or one or more of its Subsidiaries, or sale of all or substantially all the assets of the Company or one or more of the Subsidiaries, or any division or business unit of LeapFrog. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with such successor or purchaser, as the case may be, results in uninterrupted employment such that the employee does not suffer a lapse in pay as a result of the change in ownership or sale of assets. Notwithstanding the foregoing, even if such employee does not suffer a lapse in pay, if such employee is otherwise an Eligible Employee and terminates employment pursuant to a Good Reason Resignation, the Eligible Employee shall be entitled to receive benefits under the Plan in accordance with Section 4.

Section 4. AMOUNT OF BENEFIT.

(a) Severance Payment. In the event of an Eligible Employee’s Covered Termination, the Eligible Employee shall be entitled to receive cash severance benefits equal to following: (i) the number of months of Base Salary set forth in the second column of the table in Section 4(d)(i) or 4(d)(ii), as applicable (the “Base Severance”), and (ii) if the Covered Termination occurs during a Change in Control Period (as defined below), a payment equal to the percentage of the Eligible Employee’s annual bonus at target (the “Target Bonus”) (as such Target Bonus is set forth in the employee’s governing employment agreement or under the terms of the applicable bonus program for the calendar year in which the Eligible Employee’s Covered Termination occurs, as such agreement or program may be in effect at the time of such Covered Termination) as set forth in the third column of the table in Section 4(d)(ii) (the “Bonus Severance”). The Base Severance and, if applicable, the Bonus Severance are intended to provide the Eligible Employee with compensation for the period following a Covered

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Termination. Any bonus or other incentive compensation payable to the Eligible Employee for services rendered at any time prior to the date of the Covered Termination shall be determined in accordance with the terms of the applicable employment agreement or bonus plan or program. The following shall apply for purposes of determining an Eligible Employee’s severance benefits:

(i) If the Covered Termination does not occur during a Change in Control Period (as defined below), the Base Severance shall be determined pursuant to Section 4(d)(i);

(ii) If the Covered Termination occurs during the period beginning three (3) months before and ending twelve (12) months after a Change in Control (the “Change in Control Period”), the Base Severance and Bonus Severance shall be determined pursuant to Section 4(d)(ii), and the Eligible Employee shall not be entitled to receive any benefits pursuant to Section 4(d)(i); and

(iii) The Eligible Employee’s Base Salary shall be determined at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Eligible Employee’s Covered Termination.

(b) Continued Insurance Benefits. Provided that an Eligible Employee elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay the full amount of premiums for the Eligible Employee’s group medical, dental and vision coverage, including coverage for the Eligible Employee’s eligible dependents, through the earlier of (i) the applicable number of months set forth in Section 4(d) following the Covered Termination (the “Severance Period”) or (ii) the date that the Eligible Employee becomes eligible for group health coverage through a subsequent employer. Each Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes eligible to be covered by a group medical, dental or vision insurance plan of a subsequent employer. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable insurance premiums will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect whether or not to continue the Company’s group medical, dental or vision coverage under COBRA, the length of time during which COBRA continuation coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. Upon the expiration of the period during which the Company will pay the premiums for the Eligible Employee’s coverage, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA continuation period. For purposes of this Section 4(b), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee. The following shall apply for purposes of determining the maximum number of months of premiums that the Company shall pay for the Eligible Employee’s coverage under COBRA pursuant to the foregoing:

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(i) If the Covered Termination occurs outside of the Change in Control Period, the applicable number of months shall be determined pursuant to Section 4(d)(i);

(ii) If the Covered Termination occurs during the Change in Control Period, the applicable number of months shall be determined pursuant to Section 4(d)(ii), and the Eligible Employee shall not be entitled to receive any benefits pursuant to Section 4(d)(i).

(c) Acceleration of Vesting. If an Eligible Employee’s Covered Termination occurs during the Change in Control Period, upon such Covered Termination (i) the vesting and exercisability of all outstanding options to purchase the Company’s stock held by the Eligible Employee on such date shall be accelerated in full, and (ii) all other stock awards that are held by the Eligible Employee on such date shall vest in full, and any reacquisition or repurchase rights held by the Company with respect to such stock awards shall lapse. Any such options shall remain exercisable by the Eligible Employee until the period provided by the agreements evidencing such options, but in no event beyond the expiration date of such options. No accelerated vesting benefits will be provided if an Eligible Employee’s Covered Termination occurs outside of the Change in Control Period.

(d) Amount of Benefits.

(i) Covered Termination Outside of the Change in Control Period.

Base Severance (Months of Base Salary)	COBRA	Form of Payment
12	12 months	Installments

(ii) Covered Termination During the Change in Control Period.

Base Severance (Months of Base Salary)	Bonus Severance	COBRA	Equity Acceleration	Form of Payment
24	200% of Target Bonus	24 months	100%	Lump Sum

Section 5. TIME AND FORM OF SEVERANCE PAYMENTS.

(a) General Rules. Any cash severance benefits provided under this Plan shall be paid, consistent with the terms set forth in Section 4(d)(i) or 4(d)(ii) (as applicable), in either a lump sum or in equal bi-monthly installments paid over the number of months in the Severance Period on the Company’s regularly scheduled payroll periods, with such payment(s) occurring or commencing as soon as practicable following the effective date of the Eligible

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Employee’s Covered Termination. Severance payments shall be paid subject to applicable withholding for federal, state and local taxes. In the event of an Eligible Employee’s death, any cash severance benefits payable to such employee shall be made to his/her estate on the same payment schedule as would have occurred absent the Eligible Employee’s death. In no event shall payment of any Plan benefit be made prior to the effective date of the Eligible Employee’s Covered Termination or prior to the effective date of the release described in Section 6(a).

(b) Application of Section 409A. Severance payments pursuant to Section 4(a), to the extent of payments made from the date of the Covered Termination through March 15 of the calendar year following the Covered Termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. To the extent such payments are made following said March 15, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by such provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after separation from service if the Eligible Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service.

Section 6. LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(b) Certain Reductions and Offsets. The Plan Administrator, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits under the Plan, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (ii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Plan Administrator’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole

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discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(c) Mitigation. Except as otherwise specifically provided herein, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Covered Termination.

(d) Termination of Benefits. Benefits under this Plan shall terminate immediately if the Eligible Employee, at any time, violates any proprietary information or confidentiality obligation to the Company.

(e) Non-Duplication of Benefits. No Eligible Employee is eligible to receive benefits under this Plan more than one time.

(f) Indebtedness of Eligible Employees. If a terminating employee is indebted to the Company or an affiliate of the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

(g) Parachute Payments. If any payment or benefit an Eligible Employee would receive in connection with a Change in Control or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount.

The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order, unless the Eligible Employee elects in writing a different order; provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment: reduction of cash payments; cancellation of accelerated vesting of stock options; reduction of employee benefits. In the event that acceleration of vesting of stock options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such options (i.e., earliest granted option cancelled last) unless the Eligible Employee elects in writing a different order for cancellation.

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The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

Section 7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that during the Change in Control Period, the Plan may not be amended or terminated in any way to adversely affect any Eligible Employee’s benefits hereunder without such Eligible Employee’s express written consent. Any action amending or terminating the Plan shall be in writing and executed by the Board or any duly authorized committee thereof.

Section 8. TERMINATION OF CERTAIN EMPLOYEE BENEFITS.

All non-health benefits (such as life insurance, disability and 401(k) plan coverage) terminate as of an Eligible Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

Section 9. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to

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discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 10. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.

Section 11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, CA 94608

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

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This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, CA 94608

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

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(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a participant’s claim or appeal within the relevant time limits specified in this Section 11, the participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 12. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 13. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 95-4652013. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, CA 94608

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

LeapFrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, CA 94608

The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 420-5000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

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Section 14. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by LeapFrog Enterprises, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(iii) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

13.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 15. EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of September 29, 2010, LeapFrog Enterprises, Inc. has caused its duly authorized officer to execute the same this 2nd day of November, 2010.

LEAPFROG ENTERPRISES, INC.

/s/ William B. Chiasson
William B. Chiasson
Chief Executive Officer

14.

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the LeapFrog Enterprises, Inc. Executive Management Severance and Change in Control Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between LeapFrog Enterprises, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Information and Inventions Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration to be provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, its predecessors, successors, parent and subsidiary entities, and each of their current and former directors, officers, employees, shareholders, partners, agents, attorneys, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

1.

For Employees Age 40 or Older

Individual Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver (and this Release) will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me, and must not revoke the ADEA Waiver.

EMPLOYEE

Name:

Date:

2.

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the LeapFrog Enterprises, Inc. Executive Management Severance and Change in Control Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between LeapFrog Enterprises, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Information and Inventions Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration to be provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, its predecessors, successors, parent and subsidiary entities, and each of their current and former directors, officers, employees, shareholders, partners, agents, attorneys, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

1.

For Employees Age 40 or Older

Group Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver (and this Release) will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I have received with this Release a written disclosure of all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date this Release and the ADEA disclosure form is provided to me, and must not revoke the ADEA Waiver.

EMPLOYEE

Name:

Date:

2.

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the LeapFrog Enterprises, Inc. Executive Management Severance and Change in Control Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between LeapFrog Enterprises, Inc. (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Information and Inventions Agreement.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration to be provided to me under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company, its predecessors, successors, parent and subsidiary entities, and each of their current and former directors, officers, employees, shareholders, partners, agents, attorneys, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), and the federal Americans with Disabilities Act of 1990. Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

1.

For Employees Under Age 40

Individual and Group Termination

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.